AGREEMENT



     This Agreement (this "Agreement") entered into as of February_____________, 2006, by and between, Flatiron Newsbar LLC a New York Limited Liability Company with offices located at 140 Fifth Avenue, New York, New York (hereinafter referred to as the "Seller") and The Certo Group, Corp., a Delaware Corporation with offices located at 201 Circle Drive North Suite 112, Piscataway, New Jersey 08854 (hereinafter referred to as the "Purchaser").



                                   WITNESSETH


     WHEREAS, Seller is engaged in the coffee newsstand business, and conducts its business under the name News Bar at the premises known as 140 Fifth Avenue, New York, New York (hereinafter referred to as the "Business", and the premises of the Business hereinafter referred to as the "Premises"); and

     WHEREAS, Seller desires to sell, transfer and assign to Purchaser, and Purchaser desires to purchase and acquire from Seller, all of the assets of Seller relating to the operation of the Business and in connection therewith, Purchaser has agreed to assume the Lease (as defined below), all on the terms and conditions set forth herein;


     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


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1    Sales and Assets.  On the terms and subject to the  conditions set forth in this Agreement, Seller will sell, transfer, convey, assign and deliver to Purchaser, and Purchaser will purchase, at the Closing (as defined below), all of Seller's assets used or held for use in the conduct of the Business,
     except  as  otherwise   provided  in  this  Agreement,   including  without
     limitation, the following assets (collectively, the "Transferred Assets"):


     1.1 The entire interest of Seller, as tenant, under a certain lease agreement dated as of May 14, 2001, by and between R&F Realty Co., as landlord (the "Landlord"), and Seller, as tenant, with respect to the Premises (a copy of which has been previously delivered to Purchaser's attorney, receipt of which is hereby acknowledged, and such lease hereinafter referred to as the "Lease", the term "Lease" shall be deemed to include each sublease affecting the Premises).

     1.2 All chattels, furniture, fixtures, trade name, telephone number (to the extent that Seller can confer such right),and all other assets and property used by Seller in the Business, except the following items which are not part of this sale or deemed Transferred Assets: coffee grinder, drip coffee machine, espresso grinder, espresso machine and coffee pots which are owned by Kobrick Coffee Company and ATM machine.


2    Purchase Price,


     2.1 The purchase price for all the Transferred Assets is the amount of One Hundred Seventy-Five Thousand Dollars and No Cents ($1 75,000.00) Dollars (the "Purchase Price"), payable as follows:

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     2.2  The amount of Seventeen  Thousand Five Hundred  ($17,500.00)  Dollars,
          upon the execution of this Agreement, by check subject to collection. Such sum of dollars shall be held in escrow by Seller's attorney as escrow agent (the "Escrow Agent") subject to the terms hereof.


     2.3 The amount of One Hundred Fifty-Seven Thousand Five Hundred Dollars and No Cents ($157,500.00) Dollars, at closing payable in accordance with paragraph 2.4


     2.4 a) The amount of Seventy-Eight Thousand Seven Hundred Fifty Dollars ($78,750.00) by good unendorsed certified or bank cashier's check; (b) The amount of Seventy-Eight Thousand Seven Hundred Fifty Dollars ($78,750.00) Dollars by purchaser executing and delivering to the order of Seller or bearer (at Seller's option) two separate promissory notes. The first note will be in the amount of $70,000.00 payable over thirty-six consecutive months at the rate of 7% per annum with monthly payments of $2,161.40. A copy of such note and its amortization schedule is attached as Exhibit 2.4(bl). The second note will be in the amount of $8,750.00 with $4,375.00 plus interest at the rate of 7% per annum payable five (5) months after closing and $4,375.00 plus interest at the rate of 7% per annum payable nine (9) months after closing. A copy of such note is set forth in Exhibit 2.4b2. The promissory note set forth as Exhibit 2.4bl shall be payable monthly commencing thirty days after closing (such promissory notes hereinafter referred to as the "promissory Notes").



3 Escrow. The amount paid pursuant to Subsection 2.2 hereof shall be held in escrow by the Escrow Agent until the Closing, and in accordance with the terms of this Agreement. The amount


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deposited  with the Escrow Agent shall be delivered to Seller upon the happening of any of the following events: (i) the Closing; or (ii) the failure of Purchaser to close this sale in accordance with the terms and conditions of this Agreement. The amount deposited with the Escrow Agent shall be delivered to Purchaser if this Agreement is canceled either by mutual agreement or in accordance with the terms and provisions of this Agreement.


4 Allocation. The pal-ties agree that the Purchase Price shall be allocated as follows:


               Leasehold improvements          $60,000.00
               Goodwill                        $60,000.00
               Restrictive Covenant            $55,000.00
               Inventory                       $0
               Fixtures and Equipment          $3,000.00
                                               ------------
                                               ------------
               Total                           $175,000.00


5 Representations and Warranties of Seller. Seller represents and warrants to its knowledge as follows:


     5.1 Seller's Authority. The execution and delivery of this Agreement by Seller to Purchaser and the sale contemplated hereby have been duly authorized by Seller's members and its managers, if applicable.



     5.2 Ownership of Assets. Seller is the sole owner of the Transferred Assets and has good and marketable title to the Transferred Assets, free and clear of all mortgages, security interests, liens or encumbrances, except as otherwise provided herein.

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

     5.3 Judgments, Legal Actions, Etc. There are no judgments against Seller, the Transferred Assets or the Business, and there are no legal actions or proceedings pending against the Transferred Assets or the Business.


     5.4 Bankruptcy, Insolvency, Etc. No petition in bankruptcy or other insolvency proceeding has been filed by or against Seller, nor has it made any assignment for the benefit of creditors.


     5.5 No Employment Agreements, Union Contract. There are no written or oral agreements of employment with any employee of Seller which are not terminable at will by the employer; there are no commitments to past or present employees for expenses, vacation or vacation pay, profit sharing or any compensation in addition to regular salary arrangements; and there are no pension, bonus, profit sharing, health insurance, or retirement plans for officers or employees. There are no agreements with labor unions in force and effect.

     5.6 Lease. Seller is presently in possession of the Premises located at 140 Fifth Avenue, New York, New York by virtue of the Lease with it's landlord R&F Realty Co. as tenantlshareholder of the subject premises with permission of Fifth Avenue Loft Corporation, owner of the building. The Lease is (and at Closing shall be) in full force and effect in accordance with its terms. Rent and all other charges under the Lease shall be fully paid by Seller through the Closing. Seller's interest in the Lease, as lessee, is a valid interest.

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     5.7  Contracts/Leases/Service   Contracts.  None  of  Seller's  assets  are
          subject to any lease (e.g. equipment lease), contract or service contract (e.g. security or alarm company), other than the following: coffee machine which is owned by Kobrick Coffee Company.


6 Representations and Warranties of Purchaser. Purchaser and Purchaser's shareholders represent and warrant as follows:


     6.1 Organization and Standing of Purchaser. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York.


     6.2 Purchaser's Authority. The execution and delivery of this Agreement by Purchaser to Seller and the sale contemplated hereby have been duly authorized by Purchaser's board of directors and its shareholders.


     6.3 Lease. Seller has exhibited the Lease to Purchaser, Purchaser has indicated its approval of the terms thereof. Purchaser agrees to assume all of the terms and conditions of the Lease, and to execute an agreement holding the Seller harmless from any liability under the Lease, from and after the Closing Date.



     6.4 Condition of the Transferred Assets. Seller has not made any representations as to the physical or environmental condition, income, expense, operation or any other matter or thing affecting or related to the Business or the Transferred Assets, except as herein specifically set forth, and Purchaser further agrees to take the Transferred Assets and the Business "AS IS". Seller is not liable or bound in any manner by any verbal or written

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

          statements, representations, brokers "set-ups" or information pertaining to the Transferred Assets or the Business furnished by any broker, agent, employee, servant or other person, unless the same are specifically set forth herein.



     6.5 No Other Representations or Warranties. Purchaser agrees that no other representations or warranties have been made or are being made in connection with this Agreement or the transactions contemplated hereby except as expressly provided for herein.


7    Conduct of Business Pending Closing.



     7.1 Seller shall use its best efforts to operate and manage the Business as follows: (i) in the same manner as heretofore conducted by Seller;
          (ii) in the regular and ordinary course.


     7.2  Seller will not violate the terms of the Lease.



     7.3 Seller will perform all contracts executed by it in relation to the Business which by their terms require performance by Seller.


     7.4 Seller will not remove, or cause to be removed any merchandise, except as may be consumed or disposed of in the regular course of business.


     7.5 Seller will not enter into any contract or agreement, written or oral, in relation to the Business binding the Purchaser after the Closing, except in the normal and ordinary course.


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

     Creditors. At the Closing Seller shall make and deliver an affidavit setting forth an accurate list of all of Seller's creditors and the amount due to each creditor or an affidavit that it has no creditors (the "Affidavit"). Seller agrees to swear or affirm that the Affidavit is true and accurate to the best of its knowledge, information and belief.


     7.6 To insure the payment, satisfaction and/or discharge by Seller, of any creditors, debts or liabilities by it to be paid or satisfied pursuant to this Agreement, at the Closing, Seller shall deposit with the Escrow Agent the amount of Two Thousand ($2,000.00) Dollars, plus the aggregate amount set forth in the Affidavit, the total of which sum shall be held by the Escrow Agent. Seller and Purchaser, at the Closing, will enter into a written agreement with the Escrow Agent, whereby the Escrow Agent shall hold the escrow for a period of sixty
          (60) days from the Closing Date and then to be paid over to Seller, if, during such period, no claim shall have been made to the Escrow Agent. The Escrow Agent is authorized to pay any claims out of the funds so held to the claims of unpaid creditors which are not disputed either as to existence or amount by Seller.



     7.7 Purchaser shall prepare and file by certified mail, at Ieast ten (10) days prior to the Closing Date, a Notification of Sale, Transfer or Assignment in Bulk with the State of New York - Department of Taxation and Finance - Sales Tax (a/k/a form AU-196.10).


     7.8 At the Closing, Seller agrees to deposit with the Escrow Agent the amount of Three Thousand ($3,000.00) Dollars to be held by the Escrow Agent, in escrow, as security for the payment of any sales taxes due to the State of New York from Seller. The Escrow

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          Agent  shall hold such sum until the earlier of 90 days or when Seller obtains and delivers to the Escrow Agent a consent, determination and release from the New York State Tax Commission of the sales tax liability of Seller.


8 Closing. The closing of sale under this Agreement shall take place at the offices of Sadis & Goldberg LLC, 551Fifth Avenue, 21" floor New York, New York 10176 within five business days of Landlord's consent to the assignment of lease at 1 p.m. For purposes of this Agreement the "Closing" means the closing of the transactions contemplated by this Agreement and the "CIosing Date" means the actual date of the Closing of the transactions contemplated by this Agreement.


9 Conditions of Seller. The obligations of Purchaser hereunder to Close are subject to Seller delivering, at or before the Closing, each of the following:


     9.1  Keys. The keys to the Premises.



     9.2 Assignment of Lease. A duly executed and acknowledged conditional assignment of the Lease in conformity with the provision's of the Lease.


     9.3 Landlord's Consent. The written consent of the Landlord and Fifth Avenue Loft Corporation consenting to the assignment of the Lease and the security deposit, if any, to Purchaser; provided, however, that Purchaser shall use its best efforts to assist Seller to obtain the Landlord's consent to the assignment and shall provide the Landlord with all

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


          necessary   information  for  the  Landlord  to  evaluate  the  credit worthiness and business experience of Purchaser.


     9.4 Bill of Sale. A duly executed and acknowledged bill of sale in form and substance reasonably acceptable to Purchaser, containing the usual warranties and affidavit of title and covering all of the Transferred Assets.


     9.5 Restrictive Covenant. The written agreement of Seller, and Vishnu Patel that, for a period of three (3) years from the Closing Date, they shall not, either jointly or severally, establish, open be engaged in, or in any manner become interested, directly or indirectly, either as owner, partner, member, agent, or as a shareholder, officer or director of an entity, or otherwise (except at the request of and/or on behalf of Purchaser) in a similar line of business, within a radius of four (4) blocks from the Premises. Such agreement shall provide that it shall be void if Purchaser defaults under the Promissory Note.



     9.6 Indenmification Agreement. The written agreement of Seller to indemnify and hold harmless Purchaser from and against all liabilities, claims, causes of action, suits or other matters arising out of the operation and/or ownership of Seller of the Business prior to Closing, such indemnification shall include, but shall not be limited to, costs and reasonable attorneys' fees incurred in connection with the defense of any claims against Purchaser.



     9.7 Telephone Letter. A letter of Seller authorizing the applicable telephone company to transfer the Business' telephone number to Purchaser.


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     9.8  Sublease.  The written agreement of Seller, as subleasor,  to sublease the Premises to Purchaser, as subleasee, pursuant to which Purchaser may operate the Business at the Premises.


     9.9  Additional   Documents.   Any  and  all  other  instruments  of  sale,
          conveyance or assignment required for the proper transfer of the property, property rights, and assets referred to in this Agreement.


10 Conditions of Purchaser. The obligations of Seller hereunder to Close are subject to Purchaser delivering, at or before the Closing, each of the following:


     10.1 Funds. The funds to paid pursuant to Section 2.



     10.2 Promissory Notes. A duly executed as set forth in Exhibit 2.4b Promissory Note to be personally guaranteed by Dominick Certo.


     10.3 New York State Sales Tax. Proof of payment of the New York State Tax on the portion of the Purchase Price allocated for the fixtures to be sold hereunder which shall be made by Purchaser at closing.


     10.4 Indemnification Agreement. The written agreement of Purchaser providing that in the event the New York State Sales Tax Bureau shall appraise the fixtures at an amount in excess of the allocation herein made, then, and in that event, Purchaser will pay the sales tax on the amount of excess, or, in the event that Seller shall have paid the sales tax on the amount of such excess, Purchaser upon fifteen (15) days prior written notice will reimburse Seller for such payment,


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     10.5 Assumption of Lease.  The written  agreement of Purchaser  wherein the
          Purchaser agrees to assume all of the terms and conditions of the Lease and to hold Seller harmless from any liability under the Lease from and after the Closing Date. Purchaser shall pay for all fees, expenses, costs, attorneys fees (including those of the Landlord and/or its agents) associated with obtaining consent of the landlord to the Lease.

     10.6 Assumed Contracts/Leases/Service Contracts. The written agreement of Purchaser wherein Purchaser agrees to assume the obligations of the leases (e.g. equipment lease), contract or service agreements (e.g. security or alarm company), that follow: NONE. Such agreement, also, shall contain an indemnification of Seller of any claims made pursuant to such leases, contracts or service agreements.


     10.7 Security Agreement. The execution and delivery of a security agreement and UCC-I as security for the payment of the Promissory Note covering, as collateral, the fixtures, chattels, equipment and merchandise located at the Premises.


     10.8 Security Assignment of Lease. The execution and delivery of a security assignment of lease (the "Security Assignment of Lease") assigning the Lease to Seller subject to Purchaser paying in full the Promissory Notes and complying with the terms of the Security Agreement and Sublease .


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     10.9 Escrow of Documents. The execution and delivery of an escrow agreement of documents (the "Escrow of Documents"), pursuant to which the Lease and the Security Assignment of Lease shall be deposited in escrow with the Escrow Agent until the Promissory Notes have been entirely paid. The Escrow of Documents shall provide that if there should be a default in the payment of the Promissory Notes, Security Agreement, the Sublease or the Lease which continues beyond the grace period provided therein, the Escrow Agent shall deliver such instruments to Seller without further notice to Purchaser.



     10.10 Additional Documents. The parties shall otherwise execute and deliver any and all other instruments and documents as may be required to carry out the terms of this Agreement.


     11 Destruction. Risk of loss or damage by fire, prior to the Closing, shall be borne by Seller. In the event such loss or damage is material, either party may cancel this Agreement, in which event
          Purchaser shall be entitled to the return of the monies paid by Purchaser to Seller pursuant to this Agreement, and thereupon neither party shall have any further claim as against the other.


12   Adjustments.



     12.1 At the Closing, the following items applicable to the Lease shall be prorated between the parties on a per diem basis (based upon a 365 day year and a 28, 30 or 31 day month as applicable) as of 11:59 p.m. of the day immediately proceeding the Closing Date (except as otherwise specifically provided herein); rent, taxes, security, prepaid rent , if any. 12.2 Any deposit made by Seller as security to the Landlord shall be paid by Purchaser to Seller at the Closing.


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     12.3 Any  deposit  made by  Seller to any  public  utility  and/or  service contract or lease contract (assumed by Purchaser herein) shall not be part of this sale, Immediately after the Closing, Purchaser and Seller
          shall  notify  any  public   utility  prior  to  the  Closing  of  the
          contemplated change of ownership. In the event such public utility is not able to adjust the bill, a final meter reading will be obtained on the Closing Date and such readings and bills presented in regard thereto shall be used to complete such adjustment.


     12.4 All income and expenses on the Closing Date shall inure to the Purchaser.

     12.5 Purchaser shall pay to Seller, Seller's cost of the inventory existing at the Business on the day immediately prior to the Closing Date. Parties will take an inventory of merchandise at the premises. The amount of inventory will be paid on the date of closing.


13   Miscellaneous.


     13.1 Individual Purchaser. Not applicable.


     13.2 Survival.  The  terms,  covenants,  conditions,   representations  and
          warranties contained in this agreement shall not survive the Closing, except as otherwise provided in this Agreement.



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     13.3 Payment of Attorney's  Fees.  Each of the parties shall be responsible for paying their respective legal and accounting fees incurred in connection with the transaction contemplated by this Agreement. Purchaser acknowledges and agrees that it is its responsibility to pay $950.00 to Seller's attorney for the preparation of the promissory note, security agreement and the UCC-1 Financing Statements plus costs of filing the UCC-1 with the New York State Department of State. Purchaser to pay the $950.00 Seller's attorney fee at the first closing which occurs among this Agreement and corresponding Agreements signed as of the date hereof between purchaser and 41A Avenue A Cafe, LLC or Phillips Cafe LLC.



     13.4 No Broker., George Gordon was the only broker, Seller shall pay any brokerage commission owed to the broker. and Purchaser agrees to hold Seller harmless and to indemnify Seller from any claims and suits for brokerage commission which may be instituted against Seller as a result of Purchaser's action only.


     13.5 Notice. All notices provided or permitted pursuant to this Agreement shall be in writing and shall be deemed to have been given when either personally delivered or sent by registered or certified mail, return receipt requested, addressed to the party at the respective address set forth in this Agreement for such party, unless such address has been changed by written notice to the other party; provided, that any such change of address shall be effective only upon receipt of such notice. A copy of all such notices shall be sent to such parties attorney at the addresses provided below: If to Seller, Sadis & Goldberg LLC, 551 Fifth Avenue, 21s' floor, New York, New York 10176, attention:

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
          Jack Sadis, Esq. If to Purchaser: Poe and Freireich, 256 Columbia Turnpike, suite 202, Florham Park, NJ 07932, attention: Jay Freireich, Esq.


     13.6 Entire Agreement. This Agreement and the agreements delivered at the Closing supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof, and contain the sole and entire agreement of the parties.



     13.7 Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the substantive laws of the State of New York. Notwithstanding such fact, the parties agree that in the event any action is brought to enforce obligations created under this Agreement or otherwise hereunder, the Supreme Court of the State of New York shall have personal jurisdiction over the parties and venue shall be fixed in the County of New York.




     13.8 Escrow Agreements. The Escrow Agent shall be entitled to rely upon facts set forth in notices directed to it in the performance of its obligations pursuant hereto. Seller and Purchaser, jointly and severally, agree to and do hereby release and discharge the Escrow Agent from and against any and all claims and liability of every nature in respect of any payment made by the Escrow Agent in good faith, regardless of to whom such payment is made, and in respect of any retention of funds by the Escrow Agent in good faith. The parties expressly acknowledge and agree that the Escrow Agent is only a stake holder, and each of the parties and its officers, managers, directors, members and shareholders) agrees to reimburse, indemnify and hold harmless the Escrow Agent from and against



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
          any expenses and counsel fees the Escrow Agent may pay or incur in connection with or arising out of the escrow undertaken pursuant to this Agreement.


     13.9 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion, All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.



     13.10 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.


     13.11 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person other than any person.



     13.12 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except as provided in Section 16.1 hereof. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

     13.13 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.


     13.14 Counterpals. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.



     IN WITNESS WHEREOF, the parties have executed this Agreement the year and date first above written.



                             Flatiron Newsbar LLC
                             By: Vishnu Patel
                             -----------------------
                             Name: Vishnu Patel
                             Title: Managing Mem er




                             The Certo Group, Corp.
                             By: Dominick Certo
                             ------------------------
                             Name:Dominick Certo
                             Title:President


     The undersigned acknowledges receipt of checks aggregating Twenty Thousand ($20,000.00) Dollars the proceeds of which are to be held in escrow pursuant to the terms of this Agreement.

                             Sadis & Goldberg LLC


                             By:_____________________
                             Name: Jack Sadis
                             Title: Member

                    Schedule of Merchandise included in Sale
                              Flatiron Newsbar, LLC


     1.   3 door soda cooler

     2.   40" open case

     3.   2 case I dry for muffins, 1 for sandwiches 5

     4.   soup warmer

     5.   Salad bar refrigerator

     6.   I register

     7.   1 walk in box 1

     8.   computer

     9.   1 ice machine

     10.  1 panini grill

     11.  1 10' refrigerator


------------------------------------------------------------------------------------------------------------------------------------
           Payment     Intr.   Reqrd.           Addtnl.  Monthly          Month.        Accumul.     Accumul.     Principal
             date      rate    paymt.           paymt.    princ.          intr.        interest      princpl.     remaining
------------------------------------------------------- ----------------------------------------------------------------------------
    1       05-06     7.000    2161.40           0.00    1753.07          408.33        408.33       1753.07       68246.93
    2       06-06     7.000    2161.40           0.00    1763.29          398.11        806.44       3516.36       66483.64
    3       07-06     7.000    2161.40           0.00    1773.58          387.82       1194.26       5289.94       64710.06
    4       08-06     7.000    2161.40           0.00    1783.92          377.48       1571.74       7073.86       62926.14
    5       09-06     7.000    2161.40           0.00    1794.33          367.07       1938.81       8868.19       61131.81
    6       10-06     7.000    2161.40           0.00    1804.80          356.60       2295.41      10672.99       59327.01
    7       11-06     7.000    2161.40           0.00    1815.33          346.07       2641.48      12488.32       57511.68
    8       12-06     7.000    2161.40           0.00    1825.92          335.48       2976.96      14314.24       55685.76
------------------------------------------------------------------------------------------------------------------------------------
    Totals for 2006:                 Principal:                         14314.24                P+I:               17291.20
                                     Interest:                           2976.96                Balance:           55685.76

------------------------------------------------------------------------------------------------------------------------------------
           Payment     Intr.    Reqrd.          Addtnl.   Monthly         Month.       Accumul.     Accumul.      Principal
             date      rate     paymt.          paymt.    princ.           intr.      interest      princpl.      remaining
------------------------------------------------------------------------------------------------------------------------------------
   9       01-07      7.000    2161.40           0.00    1836.57          324.83       3301.79      16150.81       53849.19
   10      02-07      7.000    2161.40           0.00    1847.28          314.12       3615.91      17998.09       52001.91
   11      03-07      7.000    2161.40           0.00    1858.06          303.34       3919.25      19856.15       50143.85
   12      04-07      7.000    2161.40           0.00    1868.89          292.51       4211.76      21725.04       48274.96
   13      05-07      7.000    2161.40           0.00    1879.80          281.60       4493.36      23604.84       46395.16
   14      06-07      7.000    2161.40           0.00    1890.76          270.64       4764.00      25495.60       44504.40
   15      07-07      7.000    2161.40           0.00    1901.79          259.61       5023.61      27397.39       42602.61
   16      08-07      7,000    2161.40           0.00    1912.88          248.52       5272.13      29310.27       40689.73
   17      09-07      7.000    2161.40           0.00    1924.04          237.36       5509.49      31234.31       38765.69
   18      10-07      7.000    2161.40           0.00    1935.27          226.13       5735.62      33169.58       36830.42
   19      11-07      7.000    2161.40           0.00    1946.56          214.84       5950.46      35116.14       34883.86
   20      12-07      7.000    2161.40           0.00    1957.91          203.49       6153.95      37074.05       32925.95
------------------------------------------------------------------------------------------------------------------------------------
    Totals for 2007:                 Principal:                         22759.81                P+I:               25936.80
                                     Interest:                           3176.99                Balance:           32925.95
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
           Payment     Intr.    Reqrd.          Addtnl.  Monthly          Month.        Accumul.      Accumul.     Principal
             date      rate     paymt.          paymt.    princ.          intr.        interest       princpl.     remaining
------------------------------------------------------------------------------------------------------------------------------------
   21      01-08      7.000    2161.40           0.00    1969.33          192.07       6346.02       39043.38      30956.62
   22      02-08      7.000    2161.40           0.00    1980.82          180.58       6526.60       41024.20      28975.80
   23      03-08      7.000    2161.40           0.00    1992.37          169.03       6695.63       43016.57      26983.43
   24      04-08      7.000    2161.40           0.00    2004.00          157.40       6853.03       45020.57      24979.43
   25      05-08      7.000    2161.40           0.00    2015.69          145.71       6998.74       47036.26      22963.74
   26      06-08      7.000    2161.40           0.00    2027.44          133.96       7132.70       49063.70      20936.30
   27      07-08      7.000    2161.40           0.00    2039.27          122.13       7254.83       51102.97      18897.03
   28      08-08      7.000    2161.40           0.00    2051.17          110.23       7365.06       53154.14      16845.86
   29      09-08      7.000    2161.40           0.00    2063.13           98.27       7463.33       55217.27      14782.73
   30      10-08      7.000    2161.40           0.00    2075.17           86.23       7549.56       57292.44      12707.56
   31      11-08      7.000    2161.40           0.00    2087.27           74.13       7623.69       59379.71      10620.29
   32      12-08      7.000    2161.40           0.00    2099.45           61.95       7685.64       61479.16      08520.84
------------------------------------------------------------------------------------------------------------------------------------
    Totals for 2008:                Principal:                          24405.11                P+I:               25936.80
                                    Interest:                            1531.69                Balance:            8520.84

                                       20

------------------------------------------------------------------------------------------------------------------------------------
           Payment     Intr.    Reqrd.          Addtnl.  Monthly          Month.        Accumul.      Accumul.     Principal
             date      rate     paymt.          paymt.    princ.          intr.        interest       princpl.     remaining
------------------------------------------------------------------------------------------------------------------------------------
   33      01-09      7.000    2161.40           0.00    2111.70           49.70       7735.34       63590.86       6409.14
   34      02-09      7.000    2161.40           0.00    2124.01           37.39       7772.73       65714.87       4285.13
   35      03-09      7.000    2161.40           0.00    2136.40           25.00       7797.73       67851.27       2148.73
   36      04-09      7.000    2161.26           0.00    2148.73           12.53       7810.26       70000.00          0.00

------------------------------------------------------------------------------------------------------------------------------------
    Totals for 2009:                 Principal:                          8520.84                P+I:                 8645.46
                                     Interest:                            124.62                Balance:                0.00
------------------------------------------------------------------------------------------------------------------------------------
           Payment     Intr.    Reqrd.          Addtnl.  Monthly          Month.        Accumul.      Accumul.     Principal
             date      rate     paymt.          paymt.    princ.          intr.        interest       princpl.     remaining
------------------------------------------------------------------------------------------------------------------------------------

                                 PROMISSORY NOTE


$70,000.00                                                          April , 2006


FOR VALUE RECEIVED, The Certo Group Corp. ("Maker"), promises to pay to the order of Flatiron Newsbar LLC or assignee ("Payee"), the principal sum of Seventy Thousand ($70,000.00) Dollars, lawful money of the United States of America, in the form of a direct reduction loan, amortized over Thirty-Six (36) months with interest calculated at the rate of 7% per annum, which principal and interest shall be payable in Thirty-Six (36) monthly installments of Two Thousand One Hundred Sixty One and 40/100 ($2,161.40) Dollars each, commencing on the 1St day of______________________2006, and continuing on the 15t day of each month thereafter, until all Thirty-Six (36) consecutive monthly payments have been made as per the attached schedule. "Note" means this Promissory Note.

     All payments of principal and interest to be made by Maker shall be made to Payee at the address as follows: Flatiron Newsbar LLC____________________________________________________________________or such other address as Payee may designate in writing to Maker.

     The occurrence of one or more of the following events shall constitute an "Event of Default" for the purposes of this Note: (a) Maker fails to pay any amount owing under this Note or any other promissory note by Maker to Payee within fifteen (15) days of its due date (whether at stated maturity, by acceleration, or otherwise); or (b) Maker shall file, or have filed against Maker, a petition seeking to take advantage of any law relating to bankruptcy, insolvency, reorganization, liquidation or dissolution. If any Event of Default occurs and is continuing, then and in every such case Payee may declare the unpaid principal and interest of this Note to be due and payable immediately, without further notice, and upon any such declaration such principal shall become due and payable immediately, without presentment, demand, protest, notice of protest or other formalities of any kind, all of which are hereby expressly waived by Maker. No delay or omission of Payee to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. In the Event of Default, Maker shall pay to the Payee any and all costs, filing fees, and reasonable attorneys fees necessary to enforce the terms and collection of any payments due under this Note.


     If any payment is not made within fifteen (15) days of its due date, a late charge equal to the lesser of five percent (5%) of such overdue payment or the maximum amount permitted by applicable law shall automatically become due to Payee.

     This Note shall be governed by, and construed in accordance with, the law of the State of New York without regard to the conflicts of laws provisions thereof. All agreements of Maker in this Note shall bind its heirs, executors, successors and assigns.

                              The Certo Group Corp.

                              By: Dominick Certo
                              ---------------------
                              Name: Dominick Certo
                              Title: President


     The undersigned personally guarantees the prompt and full performance and payment in full of the Note made by The Certo Group, Corp. to Payee, and, in the event of default, authorizes the Payee to proceed against any or all of the undersigned, for the full amount due including reasonable attorneys' fees, and hereby waives presentment, demand, protest or notice. This is a guaranty of payment and no f collection


                               /s/ Dominick Certo
                              -------------------
                              Name: Dominick Certo
                              S.S. ####-##-####

                                 PROMISSORY NOTE
$8,750.00                                                                 , 2006

FOR VALUE RECEIVED, The Certo Group, Corp. ("Maker"), promises to pay to the order of Flatiron Newsbar LLC ("Payee"), the principal sum of Eight Thousand Seven Hundred Fifty ($8,750.00) Dollars, lawful money of the United States of America, in the form of a direct loan, payable in two (2) payments of $4,375.00 each plus accrued interest calculated at the rate of 7.0% per annum until paid in fall. The first payment shall be due five months from the date hereof plus accrued interest. The second and final payment shall be due nine months from the date hereof plus accrued interest.

     The payment of principal  and interest to be made by Maker shall be made to
Payee               at               the                address               as
follows:_____________________________________________________________or     such
other address as Payee may designate in writing to Maker.

     The occurrence of one or more of the following events shall constitute an "Event of Default" for the purposes of this Note: (a) Maker fails to pay any amount owing under this Note or any other promissory note by Maker to Payee within fifteen (15) days of its due date (whether at stated maturity, by acceleration, or otherwise); or (b) Maker shall file, or have filed against Maker, a petition seeking to take advantage of any law relating to bankruptcy, insolvency, reorganization, liquidation or dissolution. If any Event of Default occurs and is continuing, then and in every such case Payee may declare the unpaid principal and interest of this Note to be due and payable immediately, without further notice, and upon any such declaration such principal shall become due and payable immediately, without presentment, demand, protest, notice of protest or other formalities of any kind, all of which are hereby expressly waived by Maker. In the Event of Default, Maker shall pay to the Payee any and all costs, filing fees, and reasonable attorneys fees necessary to enforce the terms and collection of any payments due under this Note.


     If any payment is not made within fifteen (15) days of its due date, a late charge equal to the lesser of five percent (5%) of such overdue payment or the maximum amount permitted by applicable law shall automatically become due to Payee.

     This Note shall be governed by, and construed in accordance with, the law of the State of New York without regard to the conflicts of laws provisions thereof.

                             The Certo Group Corp.

                              By: Dominick Certo
                              ---------------------
                              Name: Dominick Certo
                              Title: President




     The undersigned personally guarantees the prompt and full performance and payment in full of the Note made by The Certo Group, Corp. to Payee, and, in the event of default, authorizes the Payee to proceed against any or all of the undersigned, for the full amount due including reasonable attorneys' fees, and hereby waives presentment, demand, protest or notice. This is a guaranty of payment and not of collection.



                               /s/ Dominick Certo
                              -------------------
                              Name: Dominick Certo
                              S.S. ####-##-####

                               SECURITY AGREEMENT
                               (Chattel Mortgage)



     THIS SECURITY AGREEMENT (this "Agreement"), dated as of___________________________________________________ by and between The Certo
Group Corp. a Delaware corporation whose principal business address is____________________________________(the "Debtor") and Flatiron Newsbar LLC, a
New York limited liability company whose principal business address is c/o Vishnu Patel, 150 Evans Avenue, Albertson, New York (the "Secured Party"). The Debtor's principal place of business is the same as its principal business address.

                                   WJTNESSETH:

     To induce the Secured Party to extend the credit evidenced by the Promissory Note (as defined below) and to extend credit to the Debtor that would constitute the Obligations (as defined below), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor has agreed to pledge and grant a security interest in the Collateral (as defined below) as security for the Obligations.

     Accordingly, the parties hereto agree as follows:

     1.1. Obligations. To secure the payment of an indebtedness in the amount of $80,000.00 plus interest, payable in accordance with the two promissory notes attached hereto (the "Promissory Note"); and also to secure any other indebtedness or liability of the Debtor to the Secured Party direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including all future advances or loans which may be made at the option of the Secured Party, (collectively, the "Obligations"). The term "Promissory Note" shall be deemed to include any additional promissory note(s) issued by Debtor as Maker to the Secured Party, as Payee,.

     1.2. Security Interest. Debtor hereby grants and conveys to the Secured Party a security interest in, and mortgages to the Secured Party: (i) the property described in the schedule attached hereto (the "Schedule"), which the Debtor represents will be used primarily for business; (ii) all property, goods and chattels of the same classes as those described in the Schedule, acquired by the Debtor subsequent to the execution of this Agreement and prior to its termination.; (iii) all proceeds thereof, if any; and (iv) all substitutions, replacements and accessions thereto (collectively, (i), (ii), (iii) and (iv), the "Collateral").

     1.3. Replacement Collateral. Subject to obtaining the consents of any necessary prior secured parties, the Debtor, with the consent of the Secured Parry, may replace any items of the Collateral, provided that such replacement is of equal or greater value to the item(s) so replaced, that the same are fully paid for, or that such purchase be secured by a security agreement under the Uniform Commercial Code, which security agreement shall be subordinate to this Agreement, and further, provided that within five (5) days of any such replacement, a supplemental security agreement covering such new chattel, fixtures and equipment which shall be executed and delivered by the Debtor to the Secured Party c/o its attorney, together with an appropriate resolution of the Board of Directors of the Debtor, by certified mail, return receipt requested. The new chattels, fixtures and equipment shall be deemed additional items of collateral hereunder and shall be of equal or better quality than the replaced items of collateral, and shall be deemed to be included in the term "Collateral".

     2.1 Debtor represents, warrants, covenants and agrees as follows:

     (a) Payment. To pay and perform all of the Obligations in accordance with their teiins.

     (b) Defend Title. To defend the title to the Collateral against all persons and against all claims and demands whatsoever, which Collateral, except for the security interest granted hereby, is now lawfully owned by the Debtor and is now free and clear of any and all liens, security interests, claims, charges, encumbrances, taxes and assessments, except as may be set forth in the Schedule.

     (c) Assurance of Title. On demand of the Secured Party to deliver to the Secured Party, the following: to furnish further assurance of title, execute any written agreement or do any other acts necessary to effectuate the purposes and provisions of this Agreement, to execute any instrument or statement required by law, or otherwise, in order to perfect, continue or terminate the security interest of the Secured Party in the Collateral and to pay all costs of filing in connection therewith.

     (d) Location. To keep the Collateral at the location specified in the Schedule and not to remove same (except in the usual and ordinary course of business for temporary periods), without the prior written consent of the Secured Party.

     (e) Possession. To retain possession of the Collateral during the existence of this Agreement and not to sell, exchange, assign, loan, deliver, lease, mortgage or otherwise dispose of the same without the written consent of the Secured Party.

     (fl Taxes. To pay, when due, all taxes, assessments and license fees relating to the Collateral.

     (g) Liens. To keep the Collateral free and clear of all Liens, charges, encumbrances, taxes and assessments.

     (h) Repairs. To keep the Collateral, at Debtor's own cost and expense, in good repair and condition, and not to misuse, abuse, waste or allow to deteriorate, except for normal wear and tear, and to make same available for inspection by the Secured Party at all reasonable times.

     (i) Use of Proceeds. This Agreement is security for a loan to be used to pay a part or all of the purchase price of the Collateral (which is referred to under the Uniform Commercial Code as a Purchase Money Security Agreement); the proceeds of the loan shall be used to pay the purchase price, filing fees and insurance premiums. The Secured Party however, may pay the proceeds directly to the seller of the Collateral.

     (1) Purchase Money Security Agreement. This is a Purchase Money Security Agreement.

     (k) Collateral. Unless otherwise stated, the Collateral is located at the premises of the Debtor set forth above. This Security Agreement covers all instruments, documents, goods, inventory, equipment, chattel paper, contract rights, accounts, general intangibles and fixtures, all as defined by the Uniform Commercial Code, including all present or future personal property and fixtures of Debtor now existing or hereafter acquired, and wherever located.

     (1) Change of Address. To immediately notify the Secured Party in writing of any change, in or discontinuance of, Debtor's place or places of business and/or residence.

     (m) Affixed to Realty. That if the Collateral has been attached to, or is to be attached to, real estate, a description of the real estate and the name and address of the record owner is set forth in the Schedule.

     3.1  Default.   The  following   shall   constitute  a  default  by  Debtor
(collectively, each a "Default"):


     (a) Non-payment. Default in the payment of any installment of the Promissory Notes (principal and interest) and such default continues beyond the grace period of the Promissory Notes.

     (b) Violation. Default under any of the terms of this Agreement other than payment of the Promissory Notes and such default continues beyond the grace period of ten (10) days.

     (c) Rent. Default in the payment of rent under the lease and/or sublease covering the premises wherein the Collateral is located, and such default continues for a period of fifteen (15) days or default under any of the other terms and conditions of said lease and/or sublease (other than in the payment of rent) and such default continues for a period of fifteen (15) days.

     (d) Levy. A levy made by an Marshall or Sheriff which is not removed within a period of fifteen (15) days.

     (e) Insolvency. A petition in bankruptcy is filed by the Debtor or the Debtor is adjusted a bankrupt, or the Debtor makes an assignment for the benefit of creditors, or the Debtor takes advantage of any insolvency act.

     (f) Custodian. A custodian or receiver or trustee is appointed over the Collateral who is not removed within a period of fifteen (15) days.

     (g) Death. Death of the Debtor or of any Guarantor of, or surety for, the Debtor's obligations.

     (h) Due on Sale. If the Debtor, its successors or assigns, transfers the business located in the premises described in this Agreement or in the event of a sale of substantially all of the assets of the business or a sale, transfer or issuance of so much of the capital stock of the business, or the rights attendant thereto so as to result in a change of control of the Debtor, then the entire obligation of Debtor shall be immediately due and payable.


     (i) Default. Default under any of the terms of payments required by any prior existing mortgage or sublease if any, which default continues beyond any applicable grace and notification period provided by such instrument.

     3.2 Remedies on Default. Upon any Default of the Debtor which shall continue uncured beyond any applicable written notice of default period within which to cure such default and then at the option of the Secured Parry, the Obligations shall immediately become due and payable in full, without further notice or demand and the Secured Party shall have all the rights, remedies and privileges with respect to repossession, retention and sale of the Collateral and disposition of the proceeds as are accorded to a secured party by the applicable sections of the Uniform Commercial Code respecting "Default", in effect as of the date of this Agreement.

     3.3 Acceleration. In the event of a Default by Debtor which continues beyond any applicable grace or notice of default period, provided for curing such default, the Secured Party or the holder of any of the Promissory Notes shall have the right, at its option, to declare the entire unpaid balance of principal and interest then unpaid hereunder, immediately due and payable.

     3.4 Deficiency. The Debtor shall remain liable for any deficiency resulting from a sale of the collateral, which deficiency shall be chargeable to the Debtor.

     3.5 Attorneys' fees etc. Upon any Default, the Secured Party's reasonable attorneys' fees together with all legal and other expenses from pursuing, searching for, receiving, taking, keeping, storing, advertising, and selling the Collateral shall be chargeable to the Debtor.

     3.6 Monies Advanced. If the Debtor shall default in the performance of any of the provisions of this Agreement on the Debtor's part to be performed, the Secured Party may perfom same for the Debtor's account and any monies expended in so doing shall be chargeable with interest to the Debtor and added to the indebtedness secured party.

     3.7 Seizure; Assembling Collateral; Notice of Sale. In conjunction with, addition to or substitution for, those rights, the Secured Party, at the Secured Party's discretion, after expiration of any applicable grace and/or written notice of default period, provided such default remains uncured, the Secured Party, may: (i) enter upon the Debtor's premises peaceably by the Secured Party's own means, or with legal process, and take possession of the Collateral, or render it unusable, or dispose of the Collateral on the Debtor's premises, and the Debtor agrees not to resist or interfere; (ii) require the Debtor to assemble the Collateral and make it available to the Secured Party at a place to be designated by the Secured Party, reasonably convenient to both parties (Debtor agrees that the Secured Party's address as set forth above is a place reasonably convenient for such assembling); and (iii) unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Parry will give the Debtor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements or reasonable notice will be met if such notice is mailed; postage prepaid, to the address of the Debtor shown above, at least (3) three days before the time of sale or disposition.


     4.1 Further Agreements. Debtor further covenants and agrees as follows:

     (a) Insurance. To keep the Collateral insured against loss by fire (including extended coverage), theft and other hazards, as the Secured Party may require. The aggregate amount of such insurance shall at least equal but need not exceed the replacement value of the Collateral. Policies shall be obtained from reputable insurers licensed to do business in New York State. Certificates of insurance policies, payable to the respective parties, as their interest may appear, shall be deposited with the Secured Party who is authorized, but under no duty, to obtain such insurance upon failure of the Debtor to do so. Debtor shall give immediate written notice to the Secured Party and to insurers of loss or damage to the Collateral and shall promptly file proofs of loss with insurers. Debtor hereby appoints the Secured Party the attorney for the Debtor in obtaining, adjusting and canceling any such insurance and endorsing settlement drafts and hereby assigns to the Secured Parry all sums which may become payable under such insurance, including return premiums and dividends, as additional security for the indebtedness.


     (b) Damage. In the event of any damage or loss to the Collateral, or any part thereof, resulting from fire, which loss shall be covered by appropriate fire insurance, the proceeds received from any casualty company insuring such risk, shall, subject to the rights of prior secured parties if any, be held and retained in escrow by the attorney for the Secured Party (the "Escrow Agent"), who shall apply same for repairing or replacing any such damaged or lost items of the Collateral. The substituted chattels and equipment shall be deemed covered by this Agreement. Any balance thereon remaining shall be paid to the Debtor. Nothing herein contained shall vary or modify the obligation of the Debtor to pay the Promissory Notes as and when they become due and payable. However, should such casualty result in a termination of the real property lease for the premises where the Collateral is situated, then and in such event, such proceeds shall be_applied by the Escrow Agent subject to the rights of any prior secured

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


parties, if any, to the payment of the then principal sums and interest due and owing under this Agreement, and the balance, if any, shall be paid to the Debtor. The Debtor and the Secured Party agree to endorse any draft issued by such casualty company upon the payment of such loss to the order of the Escrow Agent, so as to enable the Escrow Agent to deposit the said draft for collection, and to apply the funds as provided herein.

     (c) Prepayment. Debtor shall have the privilege of prepaying with interest to the date of such prepayment the principal sum remaining unpaid hereunder or any part hereof in inverse order of the due dates.

     (d) Impairment. It is further agreed that the lien of this Agreement shall in no wise be affected or impaired, but shall continue until payment in full of the Obligations have been completed in the event, among other things, that (i) any one or more of the installments or Promissory Notes shall be increased or decreased in amount, provided that the monthly payments shall not be increased; or (ii) the due dates of any one or more of the installments of the Promissory Notes shall be changed, provided the term is not shortened nor the frequency changed; or (iii) any promissory note shall be substituted for the Promissory Notes.

     (e) Negotiate. It is further agreed that the Secured Party shall have the right to discount, sell, pledge, negotiate or otherwise dispose of any of the Promissory Notes without in any wise prejudicing or affecting the security herein, and it is further expressly agreed that, should any of the Promissory Notes, mature and remain unpaid, action may be brought and judgment be obtained and collected on such Promissory Notes by any holder thereof, without in any way or manner affecting or impairing this Agreement and without in any wise altering, impairing or prejudicing the right of the Secured Party under the terms, covenants and conditions of this Agreement.

     (f) Lease. The Debtor agrees to assign any new lease, modification or extension thereof, procured by it to the Secured Parry, its successors or assigns, or its designee under the same terms upon which the existing lease has, as of the date hereof, been assigned. The Debtor, or any one procuring such lease, modification or extension, shall be declared a trustee of such lease for the benefit of the Secured Party, its successors or assigns, or its designee. Nothing contained herein shall be deemed to authorize or empower the Debtor to execute any such new lease, modification or extension thereof with the landlord.

     (g) Non-Compete. If there should be a default in the payment of any of the Promissory Notes beyond the grace and applicable notice of default periods resulting in a foreclosure of the lien of this Agreement or the repossession of the Collateral, then the Debtor and/or its shareholders, officers, director, partners or members if the Debtor should be a corporation, limited liability company or partnership, jointly and severally, agree not to engage directly or indirectly in the same or similar business of any kind or nature within a radius of five blocks in every direction of the premises herein described for a period of three years from the date of such foreclosure or repossession.

     (h) Financing Statement. The Secured Party is hereby authorized to file Financing Statements in the state and county wherein the business is situated, duly executed by Debtor, currently herewith. (i) Further Assurances. Debtor agrees that, from time to time, upon the written request of the Secured Parry, Debtor will execute and deliver such documents and do such acts and things as the Secured Party may reasonably request in order fully to effect the purposes of this Agreement and to secure the Collateral.



     5.1 General Terms.

     (a) Notes. Notes, if any, executed in connection with this Agreement, are separate instruments and may be negotiated by Secured Parry without releasing Debtor, the Collateral, or any guarantor or co-maker. Debtor consents to any extension of time of payment. If there be more than one Debtor, guarantor or co-maker of this Agreement or of notes secured hereby, the obligation of each such party shall be primary, joint and several. The term "Promissory Notes" shall be deemed to include any additional or substitute promissory notes given by Debtor hereunder, now or in the future.

     (b) Notices. Notice of any Default, a default in the payment of any of the Promissory Notes, or any other Notices to either party shall be in writing and shall be delivered personally or by certified mail, return receipt requested, addressed to the party at the address set forth herein or otherwise designated in writing. Debtor, its successor or assigns, shall have ten (10) days from the mailing of any such notice within which to cure any such default before the Secured Party shall have the right to assert any remedy, or to accelerate the payment of the Promissory Notes. The date stamped upon the certification receipt by the United States Post Office shall be deemed the date of mailing of such notice. Nothing contained herein shall be deemed to grant to the party in the actual possession of the premises any extension of time to perform any such covenant or to make any such payment, other than the Debtor.

     (c) Expenses. Upon any Default or any request by Debtor to amend or waive any term of this Agreement, the Debtor shall pay the Secured Party's attorneys' fees and the legal and other expenses incurred by the Secured Party in connection with such default, amendment or waiver.

     (d) Non-Waiver. Waiver or acquiescence in any Default by the Debtor, or failure of the Secured Party to insist upon strict performance by the Debtor of any representations, warranties, covenants or agreements in this Agreement, shall not constitute a waiver of any subsequent or other default or failure, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

     (e) Law Applicable. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, and the Uniform Commercial Code enacted in the State of New York shall govern the rights, duties and remedies of the parties and any provisions herein declared invalid under any law shall not invalidate any other provision or this Agreement.

     (f) Assigns. The terms, warranties and agreements herein contained shall bind and inure to the benefit of the respective parties hereto, and their respective legal representatives, successors and assigns. (g) Amendments. This Agreement may only be altered or amended by an instrument in writing duly executed by the parties to this Agreement.

     (h) Severability. If any provision hereof is invalid and unenforceable, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect and shall be liberally construed in favor of the Secured Party in order to carry out the intentions of the parties hereto as nearly as may be possible.

     (i) Captions. The captions and section headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement nor the intent of any provision thereof.

     (j) Gender/Singular-Plural. The gender and number used in this Agreement are used a reference term only and shall apply with the same effect whether the parties are of the masculine or feminine gender, corporate or other form, and the singular shall likewise include the plural.


     IN WITNESS WHEREOF, the Parties have respectively signed and sealed these presents the day and year first above written.

                                      Secured Parry: Flatiron Newsbar LLC
                                      By: Name: Vishnu Patel
                                      Title: Managing Member





Agreed as to Section 4.1(g) only      Debtor: The Certo Group, Corp.
/s/ Dominick Certo                    By : /s/ Dominick Certo
----------------------------------    ------------------------------
Dominick Certo                        Dominick Certo
                                      Title: President

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


                                    SCHEDULE


List the items of Collateral, the address where each item will be located and describe any prior liens, and the amounts due thereon, and describe the real estate and the list the name and addresses of the record owner of the real estate that the Collateral is attached to, if applicable.


          Items                                       Location

All fixtures and equipment in             140 Fifth Avenue, New York, New York
the Business Premises


                                   GUARANTEE

     The undersigned personally guarantees prompt and full performance and payment according to the tenor of the within agreement to the holder hereof, and, in the event of default, authorizes any holder hereof to proceed against the undersigned, for the full amount due including reasonable attorneys' fees, and hereby waives presentment, demand, protest, notice. This is a guaranty of payment and not of collection.

                                         /s/ Dominick Certo
                                         ----------------------
                                         Name: Dominick Certo
                                         1927 gary Road
                                         Stuartville, NJ 08886
                                         S.S. # ###-##-####

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